SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 27, 2003

Alliance Pharmaceutical Corp.
(Exact Name of Registrant as Specified in Charter)

New York (State or other jurisdiction of incorporation)	0-12950 (Commission File Number)	14-1644018 (IRS Employer ID Number)

6175 Lusk Boulevard San Diego, California (Address of principal executive offices)	92121 (Zip Code)

Registrant's telephone number, including area code: (858) 410-5200

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events.

          On January 27, 2003, Alliance Pharmaceutical Corp. (“Alliance” or the “Company”) announced that it has signed a letter of intent with Baxter Healthcare Corporation under which Alliance would acquire an option to purchase Baxter’s ownership interest in PFC Therapeutics, LLC, the joint venture established by Alliance and Baxter in May 2000 to commercialize Oxygent™, an intravascular oxygen carrier, in North America and Europe.

          In addition, Theodore D. Roth has resigned his position as Alliance’s President and Chief Operating Officer, but will remain a member of the Board of Directors. Helen M. Ranney, M.D. has retired from the Board of Directors.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements

           None.

(b)      Pro Forma Financial Statements

           None.

(c)      Exhibits

Exhibit No.      Exhibit

99.1                  Press release dated January 27, 2003.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE PHARMACEUTICAL CORP. By: /s/ Duane J. Roth Duane J. Roth Chairman of the Board of Directors

Dated: January 30, 2003